Press

Release

Contact:Mark E. Patten, Sr. Vice President and CFO

mpatten@ctlc.com

Phone:(386) 944-5643

Facsimile:(386) 274-1223

FOR IMMEDIATE RELEASE	CONSOLIDATED-TOMOKA LAND CO. REPORTS SECOND QUARTER 2017 EARNINGS OF $0.67 PER SHARE AND INCREASES EARNINGS GUIDANCE FOR FULL YEAR 2017

DAYTONA BEACH, Fla. – July 19, 2017 –  Consolidated-Tomoka Land Co. (NYSE MKT: CTO) (the “Company”) today announced its operating results and earnings for the quarter and six months ended June 30, 2017.

OPERATING RESULTS

Operating results for the quarter ended June 30, 2017 (as compared to the same period in 2016):

•	Net income was $0.67 per basic share, an increase of $0.39 per share, or 139.3%;
•	Operating income was approximately $8.0 million, an increase of approximately $3.3 million, or approximately 69.9%; and
•	Revenues from our Operating Segments were as follows:
		Increase (Decrease)
Operating Segment	Revenue for the Quarter ($000’s)	vs Same Period in 2016 ($000’s)	vs Same Period in 2016 (%)
Income Properties	$ 7,565	$ 1,532	25.4%
Interest Income from Commercial Loan Investments	553	(82)	-12.9%
Real Estate Operations	13,257	8,483	177.6%
Golf Operations	1,384	(29)	-2.0%
Agriculture & Other Income	79	60	315.8%
Total Revenues	$ 22,838	$ 9,964	77.4%

Operating results for the six months ended June 30, 2017 (as compared to the same period in 2016):

•	Net income was $2.95 per basic share, an increase of $2.43 per share, or 467.3%;
•	Operating income was approximately $30.9 million, an increase of approximately $19.8 million, or approximately 177.6%; and
•	Revenues from our Operating Segments were as follows:
		Increase (Decrease)
Operating Segment	Revenue for the Six Months ($000’s)	vs Same Period in 2016 ($000’s)	vs Same Period in 2016 (%)
Income Properties	$ 14,638	$ 2,176	17.5%
Interest Income from Commercial Loan Investments	1,090	(426)	-28.1%
Real Estate Operations	42,732	28,397	198.1%
Golf Operations	2,858	(19)	-0.7%
Agriculture & Other Income	233	195	513.2%
Total Revenues	$ 61,551	$ 30,323	97.1%

Repurchase Program

Repurchased 47,855 shares of the Company’s stock during the second quarter of 2017 for approximately $2.6 million at an average purchase price of $54.03 per share. During the first six months of 2017, the Company repurchased 104,098 shares of its shares for approximately $5.5 million, an average purchase price $52.96.

Income Property Portfolio Update

In the second quarter of 2017, the Company acquired three income properties for an aggregate purchase price of approximately $21.0 million at a weighted average cap rate of 6.83%. During the six months ended June 30, 2017, the Company has acquired five income properties for an aggregate purchase price of approximately $40.0 million at a weighted average cap rate of 6.65%.

Land Update

Land Sales

In the second quarter of 2017, the Company sold approximately 81.4 acres of land in four separate transactions with four different buyers generating aggregate sales proceeds of approximately $10.9 million, representing an average of approximately $133,000 per acre and resulting in aggregate gains at closing of approximately $6.9 million, or approximately $0.76 per share, after tax.

Beachfront Venture

On July 12, 2017, the LandShark Bar & Grill and Cocina 214 Restaurant & Bar held a joint groundbreaking ceremony for the construction of two restaurant properties the Company will develop on its six acre beachfront parcel. The Company and the restaurant owner/operators expect the development of the restaurants to be completed in time for commencement of operations during the first quarter of 2018.

Financial Results

Revenue

Total revenue for the quarter ended June 30, 2017 increased to approximately $22.8 million, compared to approximately $12.9 million during the same period in 2016, an increase of nearly $10.0 million, or approximately 77%. This increase was primarily the result of the following elements of the Real Estate Operations segment and the Income Property Operations segment, respectively:

		Increase (Decrease)
Real Estate Operations Segment	Revenue for the Quarter ($000’s)	vs Same Period in 2016 ($000’s)
Land Sales Revenue	$ 10,858	$ 10,858
Revenue from Reimbursement of Infrastructure Costs	955	955
Impact Fees/Mitigation Credit Sales	1,222	1,055
Percentage of Completion Revenue (Tomoka Town Center)	-	(3,843)
Subsurface Revenue	222	(542)
Total Related to Real Estate Operations	$ 13,257	$ 8,483

		Increase (Decrease)
Income Property Operations Segment	Revenue for the Quarter ($000’s)	vs Same Period in 2016 ($000’s)
Q4 2016 & YTD 2017 Acquisitions	$ 1,335	$ 1,335
Revenue from the Grove at Winter Park	133	107
Revenue from Remaining Portfolio	5,547	96
Accretion of Above Market/Below Market Intangibles	550	(6)
Total Related to Income Property Operations	$ 7,565	$ 1,532

Total revenue for the six months ended June 30, 2017 increased to approximately $61.6 million, compared to approximately $31.2 million during the same period in 2016, an increase of approximately $30.3 million, or approximately 97%. This increase was primarily the result of the following elements of the Real Estate Operations segment and the Income Property Operations segment, respectively:

		Increase (Decrease)
Real Estate Operations Segment	Revenue for the Six Months ($000’s)	vs Same Period in 2016 ($000’s)
Land Sales Revenue	$ 39,564	$ 37,929
Revenue from Reimbursement of Infrastructure Costs	1,276	1,276
Impact Fees/Mitigation Credit Sales	1,439	1,167
Percentage of Completion Revenue (Tomoka Town Center)	-	(11,357)
Subsurface Revenue	453	(619)
Total Related to Real Estate Operations	$ 42,732	$ 28,396

		Increase (Decrease)
Income Property Operations Segment	Revenue for the Six Months ($000’s)	vs Same Period in 2016 ($000’s)
Q4 2016 & YTD 2017 Acquisitions	$ 2,330	$ 2,330
Revenue from the Grove at Winter Park	137	83
Accretion of Above Market/Below Market Intangibles	1,081	(82)
Revenue from Remaining Portfolio	11,090	(155)
Total Related to Income Property Operations	$ 14,638	$ 2,176

Net Income

Net income and basic net income per share for the quarter ended June 30, 2017, compared to the same period in 2016, was as follows:

		Increase (Decrease)
	For the Quarter Ended June 30, 2017	vs Same Period in 2016	vs Same Period in 2016 (%)
Net Income ($000’s)	$ 3,679	$ 2,108	134.3%
Basic Net Income Per Share	$ 0.67	$ 0.39	139.3%

The above results for the second quarter of 2017, as compared to the same period in 2016, reflected the following operating elements:

•	The approximately $10.0 million increase in revenues as described above;
•

An increase in direct cost of revenues of approximately $5.0 million primarily related to the increase in the direct cost of revenues for the real estate operations of approximately $4.7 million, which primarily reflects the increase of approximately $3.7 million in cost basis related to the increased land sales during the quarter;

•	The sale of mitigation credits to Minto Communities, LLC during the second quarter of 2017 for approximately $1.1 million resulting in a gain of approximately $932,000, or $0.10 per share, after tax;
•

An increase in general and administrative expenses of approximately $828,000 primarily related to the legal and other costs related to our contested director election at our 2017 annual shareholder meeting;

•	An increase in depreciation and amortization of approximately $1.4 million resulting from the growth in our income property portfolio; and
•

Income of approximately $1.4 million recognized in the second quarter of 2016 in connection with the Company’s disposition of four single-tenant income properties offset by the recognition of approximately $2.0 million in impairment charges in the second quarter of 2016.

Net income and basic net income per share for the six months ended June 30, 2017, compared to the same period in 2016, was as follows:

		Increase (Decrease)
	For the Six Months Ended June 30, 2017	vs Same Period in 2016	vs Same Period in 2016 (%)
Net Income ($000’s)	$ 16,425 (1)	$ 13,430	448.4%
Basic Net Income Per Share	$ 2.95	$ 2.43	467.3%
(1)

Includes $0.24 in non-cash earnings for the elimination of the accrued liability associated with the straight-line accounting for the land lease which was terminated as part of the acquisition of the LPGA International golf course land. This earnings impact was not included in the Company’s original 2017 guidance for earnings per share.

The above results for the six months ended June 30, 2017, as compared to the same period in 2016, reflected the following operating elements:

•	The approximately $30.3 million increase in revenues as described above;
•

An increase in direct cost of revenues of approximately $12.2 million primarily related to the increase in the direct cost of revenues for the real estate operations of approximately $11.6 million, which primarily reflects an increase of approximately $9.5 million in cost basis related to the increased land sales during the quarter;

•	The sale of mitigation credits to Minto Communities, LLC during the second quarter of 2017 for approximately $1.1 million resulting in a gain of approximately $932,000, or $0.10 per share, after tax;
•

A decrease in general and administrative expenses of approximately $749,000 primarily related to a reduction in stock compensation costs of approximately $1.7 million offset by an increase of approximately $1.1 million in the legal and other costs related to our contested director election at our 2017 annual shareholder meeting in excess of the legal costs we incurred in 2016 related to certain other shareholder matters;

•	An increase in depreciation and amortization of approximately $2.1 million resulting from the growth in our income property portfolio;
•	Income of approximately $2.2 million related to the transaction to acquire the land underlying our golf operations; and
•

Income of approximately $1.4 million recognized in 2016 in connection with the Company’s disposition of four single-tenant income properties offset by the recognition of approximately $2.2 million in impairment charges during the six months ended June 30, 2016.

Review and Update of 2017 Guidance

Based on the current results achieved through June 30, 2017, including but not limited to, the land sale transactions completed, a transaction for the sale of mitigation credits completed in the second quarter of 2017 and other events, the Company is increasing its guidance for earnings per share for the year ended December 31, 2017 to a range of $2.95 per share to $3.10 per share from the previously provided guidance of $2.25 per share to $2.45 per share.

The following summary provides a review of the Company’s original and/or updated guidance for the year ending December 31, 2017 compared to the operating results and leverage as of and for the six months ended June 30, 2017 and the income property investment activity and land transactions as of July 14, 2017:

	FY 2017 Original Guidance	FY 2017 Updated Guidance	2017 Actual
Reported Earnings Per Share (Basic)	$2.25-$2.45	$2.95-$3.10(1)	$2.95(1)
Acquisition of Income-Producing Assets	$50mm - $70mm	No Change	$ 40.0
Target Investment Yields (Initial Yield – Unlevered)	6% - 8%	No Change	6.65%
Land Transactions (Sales Value)	$30mm - $50mm	No Change	$39.6mm
Leverage Target (as % of Total Enterprise Value)	<40%	No Change	33.0%

(1)

Includes $0.24 in non-cash earnings for the elimination of the accrued liability associated with the straight-line accounting for the land lease which was terminated as part of the acquisition of the LPGA International golf course land. This earnings impact was not included in the Company’s original 2017 guidance for earnings per share.

Quarterly Dividend

The Company’s Board of Directors declared a quarterly dividend of $0.05 per share payable on August 30, 2017 to shareholders of record on August 10, 2017. This represents a 25% increase from the previous quarterly dividend of $0.04 per share.

Second Quarter 2017 Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter ended June 30, 2017 tomorrow, Thursday, July 20, 2017, at 9:00 a.m. eastern time. Shareholders and interested parties may access the Earnings Call via teleconference or webcast:

Teleconference: USA (Toll Free)1-888-317-6003

International: 1-412-317-6061

Canada (Toll Free): 1-866-284-3684

Please dial in at least five minutes prior to the scheduled start time and use the code 5594242 when prompted.

A webcast of the call can be accessed at: http://services.choruscall.com/links/cto170720.html.

To access the webcast, log on to the web address noted above or go to http://www.ctlc.com and log in at the investor relations section. Please log in to the webcast at least ten minutes prior to the scheduled time of the Earnings Call.

A replay of the Earnings Call will be archived and available online through the Investor Relations section of http://www.ctlc.com.

About Consolidated-Tomoka Land Co.

Consolidated-Tomoka Land Co. is a Florida-based publicly traded real estate company, which owns a portfolio of income investments in diversified markets in the United States including more than 1.9 million square feet of income properties, as well as approximately 8,100 acres of land in the Daytona Beach area. Visit our website at www.ctlc.com.

We encourage you to review our most recent investor presentation for the quarter ended June 30, 2017, available on our website at www.ctlc.com.

SAFE HARBOR

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements. Words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made.  Although forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements.  Such factors may include the completion of 1031 exchange transactions, the modification of terms of certain land sales agreements, uncertainties associated with obtaining required governmental permits and satisfying other closing conditions, as well as the uncertainties and risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as filed with the Securities and Exchange Commission.  There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

CONSOLIDATED-TOMOKA LAND CO.

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 30, 2017	December 31, 2016
ASSETS
Property, Plant, and Equipment:
Income Properties, Land, Buildings, and Improvements	$316,424,434	$274,334,139
Golf Buildings, Improvements, and Equipment	6,102,694	3,528,194
Other Furnishings and Equipment	1,083,939	1,032,911
Construction in Progress	4,441,858	5,267,676
Total Property, Plant, and Equipment	328,052,925	284,162,920
Less, Accumulated Depreciation and Amortization	(20,252,879)	(16,552,077)
Property, Plant, and Equipment—Net	307,800,046	267,610,843
Land and Development Costs	40,213,760	51,955,278
Intangible Lease Assets—Net	37,146,580	34,725,822
Impact Fee and Mitigation Credits	1,515,906	2,322,906
Commercial Loan Investments	23,960,467	23,960,467
Cash and Cash Equivalents	7,153,369	7,779,562
Restricted Cash	4,727,381	9,855,469
Refundable Income Taxes	1,199,559	943,991
Other Assets	8,324,420	9,469,088
Total Assets	$432,041,488	$408,623,426
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts Payable	$1,359,060	$1,518,105
Accrued and Other Liabilities	7,735,648	8,667,897
Deferred Revenue	1,719,866	1,991,666
Intangible Lease Liabilities - Net	30,703,143	30,518,051
Accrued Stock-Based Compensation	45,046	42,092
Deferred Income Taxes—Net	62,416,899	51,364,572
Long-Term Debt	168,709,921	166,245,201
Total Liabilities	272,689,583	260,347,584
Commitments and Contingencies
Shareholders’ Equity:
Common Stock – 25,000,000 shares authorized; $1 par value, 6,038,358 shares issued and 5,622,934 shares outstanding at June 30, 2017; 6,021,564 shares issued and 5,710,238 shares outstanding at December 31, 2016	5,931,468	5,914,560
Treasury Stock – 415,424 shares at June 30, 2017; 311,326 shares at December 31, 2016	(20,811,266)	(15,298,306)
Additional Paid-In Capital	21,114,253	20,511,388
Retained Earnings	152,871,541	136,892,311
Accumulated Other Comprehensive Income	245,909	255,889
Total Shareholders’ Equity	159,351,905	148,275,842
Total Liabilities and Shareholders’ Equity	$432,041,488	$408,623,426

CONSOLIDATED-TOMOKA LAND CO.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016
Revenues
Income Properties	$7,565,007	$6,033,082	$14,638,247	$12,462,323
Interest Income from Commercial Loan Investments	553,159	635,050	1,089,648	1,516,295
Real Estate Operations	13,257,355	4,774,620	42,731,815	14,335,518
Golf Operations	1,383,513	1,412,196	2,858,457	2,876,555
Agriculture and Other Income	78,749	18,990	232,900	37,682
Total Revenues	22,837,783	12,873,938	61,551,067	31,228,373
Direct Cost of Revenues
Income Properties	(1,629,515)	(1,204,040)	(3,041,228)	(2,380,747)
Real Estate Operations	(5,792,529)	(1,124,641)	(14,949,378)	(3,381,682)
Golf Operations	(1,401,919)	(1,447,176)	(2,900,597)	(2,851,764)
Agriculture and Other Income	(30,536)	(52,654)	(70,973)	(100,705)
Total Direct Cost of Revenues	(8,854,499)	(3,828,511)	(20,962,176)	(8,714,898)
General and Administrative Expenses	(2,727,187)	(1,899,126)	(5,947,334)	(6,696,583)
Impairment Charges	—	(1,970,822)	—	(2,180,730)
Depreciation and Amortization	(3,215,690)	(1,805,559)	(5,978,265)	(3,872,926)
Gain on Disposition of Assets	—	1,362,948	—	1,362,948
Land Lease Termination	—	—	2,226,526	—
Total Operating Expenses	(14,797,376)	(8,141,070)	(30,661,249)	(20,102,189)
Operating Income	8,040,407	4,732,868	30,889,818	11,126,184
Investment Income (Loss)	8,524	2,691	17,707	(563,693)
Interest Expense	(2,144,176)	(2,154,437)	(4,206,067)	(4,246,203)
Income Before Income Tax Expense	5,904,755	2,581,122	26,701,458	6,316,288
Income Tax Expense	(2,225,847)	(1,000,480)	(10,276,158)	(3,343,081)
Net Income	3,678,908	1,580,642	16,425,300	2,973,207
Less: Net Loss (Income) Attributable to Noncontrolling Interest in Consolidated VIE	—	(10,199)	—	21,954
Net Income Attributable to Consolidated-Tomoka Land Co.	$3,678,908	$1,570,443	$16,425,300	$2,995,161

Per Share Information:
Basic
Net Income Attributable to Consolidated-Tomoka Land Co.	$0.67	$0.28	$2.95	$0.52
Diluted
Net Income Attributable to Consolidated-Tomoka Land Co.	$0.67	$0.28	$2.94	$0.52

Dividends Declared and Paid	$0.04	$0.04	$0.08	$0.04